    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 26, 2001

                                                   Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

                                   ENRON CORP.
             (Exact name of registrant as specified in its charter)

           OREGON                                        47-0255140
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)

                                1400 SMITH STREET
                              HOUSTON, TEXAS 77002
          (Address of principal executive offices, including zip code)
                                -----------------

                           ENRON CORP. 1999 STOCK PLAN
                            (Full title of the plan)

                                  REX R. ROGERS
                  VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
                                   ENRON CORP.
                                1400 SMITH STREET
                              HOUSTON, TEXAS 77002
                     (Name and address of agent for service)

                                 (713) 853-3069
          (Telephone number, including area code, of agent for service)




                         CALCULATION OF REGISTRATION FEE

          Title of                   Amount         Proposed maximum       Proposed maximum
      securities to be                to be          offering price            aggregate             Amount of
         registered                registered         per share(1)         offering price(1)     registration fee
-------------------------       --------------      ----------------       -----------------     ----------------
Common Stock,                      3,000,000             $71.41              $214,230,000             $53,558
no par value                      Shares (2)


(1) Estimated solely for purpose of calculating the registration fee (based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange composite transactions reporting system on January 19, 2001.

(2) This Registration Statement shall also include any additional shares of Common Stock issuable pursuant to the antidilution provisions of the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents which have been filed with the Securities and Exchange Commission (the "Commission") by Enron Corp., an Oregon corporation (the "Company" or "Enron"), are incorporated herein by reference and made a part hereof:

     o Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

     o Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

     o    Current Report on Form 8-K filed May 19, 2000; and

     o The description of Enron's capital stock set forth in Enron's Registration Statement on Form 8-B filed on July 2, 1997.

     All documents filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Enron Amended and Restated Articles of Incorporation (the "Enron Charter") contains provisions under which Enron will indemnify, to the fullest extent permitted by law, persons who are made a party to an action or proceeding by virtue of the fact that the individual is or was a director, officer, or, in certain circumstances, an employee or agent, of Enron or another corporation at Enron's request. The Oregon Business Corporation Act generally permits such indemnification to the extent that the individual acted in good faith and in a manner which he reasonably believed to be in the best interest of or not opposed to the corporation or, with respect to criminal matters, if the individual had no reasonable cause to believe his or her conduct was unlawful. In addition, the Enron Charter contains a provision that eliminates the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, except for liability of a director (i) for breach of the duty of loyalty, (ii) for actions or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the payment of improper dividends or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit.

     Enron has purchased liability insurance policies covering the directors and officers of Enron to provide protection where Enron cannot legally indemnify a director or officer and where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based on an alleged breach of fiduciary duty or other wrongful act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

 *3.1   -      Amended and Restated Articles of Incorporation of Enron Corp.
               (Annex E to the Proxy Statement/Prospectus included in Enron
               Corp.'s Registration Statement on Form S-4 - File No. 333-13791).

 *3.2   -      Articles of Merger of Enron Oregon Corp., an Oregon corporation, and Enron Corp., a Delaware corporation (Exhibit 3.02 to
               Post-Effective Amendment No. 1 to Enron Corp.'s Registration
               Statement on Form S-3 - File No. 33-60417).

 *3.3   -      Articles of Merger of Enron Corp., an Oregon corporation, and
               Portland General Corporation, an Oregon corporation (Exhibit 3.03 to Post-Effective Amendment No. 1 to Enron Corp.'s Registration
               Statement on Form S-3 - File No. 33-60417).

 *3.4   -      Bylaws of Enron Corp. (Exhibit 3.04 to Post-Effective Amendment
               No. 1 to Enron Corp.'s Registration Statement on Form S-3 - File
               No. 33-60417).

 *3.5   -      Articles of Amendment of Enron Corp.: Form of Series Designation
               for the Enron Convertible Preferred Stock (Annex F to the Proxy
               Statement/Prospectus included in Enron's Registration Statement on Form S-4 - File No. 333-13791).

 *3.6   -      Articles of Amendment of Enron Corp.: Form of Series Designation
               for the Enron 9.142% Preferred Stock (Annex G to the Proxy
               Statement/Prospectus included in Enron's Registration Statement on Form S-4 - File No. 333-13791).

 *3.7   -      Articles of Amendment of Enron Corp.: Form of Series Designation
               for the Enron Series A Junior Voting Convertible Preferred Stock
               (Exhibit 3.07 to Enron's Registration Statement on Form S-3 -
               File No. 333-44133).

 *3.8   -      Articles of Amendment of Enron Corp.: Statement of Resolutions
               Establishing A Series of Preferred Stock of Enron Corp. -
               Mandatorily Convertible Single Reset Preferred Stock, Series A
               (Exhibit 4.01 to Enron's Form 8-K filed on January 26, 1999).

 *3.9   -      Articles of Amendment of Enron Corp.: Statement of Resolutions
               Establishing A Series of Preferred Stock of Enron Corp. -
               Mandatorily Convertible Single Reset Preferred Stock, Series B
               (Exhibit 4.02 to Enron's Form 8-K filed on January 26, 1999).

 *3.10  -      Articles of Amendment of Enron Corp. amending Article IV of the
               Articles of Incorporation (Exhibit 3.10 to Enron's Post-Effective
               Amendment No. 1 to Registration Statement on Form S-3- File No.
               333-70465).

 *3.11  -      Articles of Amendment of Enron Corp.: Statement of Resolutions
               Establishing A Series of Preferred Stock of Enron Corp. -
               Mandatorily Convertible Junior Preferred Stock, Series B (Exhibit
               3.11 to Enron's Post-Effective Amendment No. 1 to Registration
               Statement on Form S-3 - File No. 333-70465).

  4     -      Enron Corp. 1999 Stock Plan.

  5     -      Opinion of James V. Derrick, Jr., Esq., Executive Vice President
               and General Counsel of Enron Corp.

 23.1   -      Consent of Arthur Andersen LLP.


 23.2   -      The consent of James V. Derrick, Jr., Esq., is contained in his opinion filed as Exhibit 5 hereto.

 24     -      Powers of Attorney of certain directors of Enron Corp.

----------

*    Incorporated by reference as indicated.

ITEM 9.   UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 26th day of January, 2001.

                                        ENRON CORP.



                                        By:  /s/ RICHARD A. CAUSEY
                                           -----------------------------------
                                           Richard A. Causey
                                           Executive Vice President and
                                           Chief Accounting Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment has been signed by the following persons in the capacities indicated and on the 26th day of January, 2001.

                  Signature                                   Title
                  ---------                                   -----
             /s/ KENNETH L. LAY                         Chairman of the Board,
    ---------------------------------           Chief Executive Officer and Director
               Kenneth L. Lay                       (Principal Executive Officer)


             /s/ RICHARD A. CAUSEY                   Executive Vice President and
    ---------------------------------                  Chief Accounting Officer
              Richard A. Causey                     (Principal Accounting Officer)


              /s/ ANDREW S. FASTOW              Executive Vice President and Chief Financial Officer
    ---------------------------------                (Principal Financial Officer)
              Andrew S. Fastow

              /s/ ROBERT A. BELFER *                           Director
    ---------------------------------
              Robert A. Belfer


            /s/ NORMAN P. BLAKE, JR. *                         Director
    ---------------------------------
            Norman P. Blake, Jr.


            /s/ JOHN H. DUNCAN *                               Director
    ---------------------------------
               John H. Duncan


            /s/ WENDY L. GRAMM *                               Director
    ---------------------------------
               Wendy L. Gramm

                  Signature                                   Title
                  ---------                                   -----
         /s/ KEN L. HARRISON*                                Director
    ---------------------------------
             Ken L. Harrison


         /s/ ROBERT K. JAEDICKE *                            Director
   ---------------------------------
             Robert K. Jaedicke


         /s/ CHARLES A. LeMAISTRE *                          Director
   ---------------------------------
             Charles A. LeMaistre


         /s/ JOHN MENDELSOHN *                               Director
   ---------------------------------
             John Mendelsohn


         /s/ JEROME J. MEYER*                                Director
   ---------------------------------
             Jerome J. Meyer


         /s/ JEFFREY K. SKILLING *                     Director, President and
   ---------------------------------                   Chief Operating Officer
             Jeffrey K. Skilling


         /s/ JOHN A. URQUHART *                              Director
   ---------------------------------
            John A. Urquhart


         /s/ JOHN WAKEHAM *                                  Director
   ---------------------------------
                John Wakeham


         /s/ HERBERT S. WINOKUR, JR. *                       Director
   ---------------------------------
           Herbert S. Winokur, Jr.



*By:     /s/ REBECCA C. CARTER
   ---------------------------------
              Rebecca C. Carter
              Attorney-in-Fact

                                  EXHIBIT INDEX


EXHIBIT
NUMBER         DESCRIPTION OF EXHIBIT
-------        ----------------------
*3.1    -      Amended and Restated Articles of Incorporation of Enron Corp.
               (Annex E to the Proxy Statement/Prospectus included in Enron
               Corp.'s Registration Statement on Form S-4 - File No. 333-13791).

*3.2    -      Articles of Merger of Enron Oregon Corp., an Oregon corporation, and Enron Corp., a Delaware corporation (Exhibit 3.02 to
               Post-Effective Amendment No. 1 to Enron Corp.'s Registration
               Statement on Form S-3 - File No. 33-60417).

*3.3    -      Articles of Merger of Enron Corp., an Oregon corporation, and
               Portland General Corporation, an Oregon corporation (Exhibit 3.03 to Post-Effective Amendment No. 1 to Enron Corp.'s Registration
               Statement on Form S-3 - File No. 33-60417).

*3.4    -      Bylaws of Enron Corp. (Exhibit 3.04 to Post-Effective Amendment
               No. 1 to Enron Corp.'s Registration Statement on Form S-3 - File
               No. 33-60417).

*3.5    -      Articles of Amendment of Enron Corp.: Form of Series Designation
               for the Enron Convertible Preferred Stock (Annex F to the Proxy
               Statement/Prospectus included in Enron's Registration Statement on Form S-4 - File No. 333-13791).

*3.6    -      Articles of Amendment of Enron Corp.: Form of Series Designation
               for the Enron 9.142% Preferred Stock (Annex G to the Proxy
               Statement/Prospectus included in Enron's Registration Statement on Form S-4 - File No. 333-13791).

*3.7    -      Articles of Amendment of Enron Corp.: Form of Series Designation
               for the Enron Series A Junior Voting Convertible Preferred Stock
               (Exhibit 3.07 to Enron's Registration Statement on Form S-3 -
               File No. 333-44133).

*3.8    -      Articles of Amendment of Enron Corp.: Statement of Resolutions
               Establishing A Series of Preferred Stock of Enron Corp. -
               Mandatorily Convertible Single Reset Preferred Stock, Series A
               (Exhibit 4.01 to Enron's Form 8-K filed on January 26, 1999).

*3.9    -      Articles of Amendment of Enron Corp.: Statement of Resolutions
               Establishing A Series of Preferred Stock of Enron Corp. -
               Mandatorily Convertible Single Reset Preferred Stock, Series B
               (Exhibit 4.02 to Enron's Form 8-K filed on January 26, 1999).

*3.10   -      Articles of Amendment of Enron Corp. amending Article IV of the
               Articles of Incorporation (Exhibit 3.10 to Enron's Post-Effective
               Amendment No. 1 to Registration Statement on Form S-3- File No.
               333-70465).

*3.11   -      Articles of Amendment of Enron Corp.: Statement of Resolutions
               Establishing A Series of Preferred Stock of Enron Corp. -
               Mandatorily Convertible Junior Preferred Stock, Series B (Exhibit
               3.11 to Enron's Post-Effective Amendment No. 1 to Registration
               Statement on Form S-3 - File No. 333-70465).

 4      -      Enron Corp. 1999 Stock Plan.

 5      -      Opinion of James V. Derrick, Jr., Esq., Executive Vice President
               and General Counsel of Enron Corp.

23.1    -      Consent of Arthur Andersen LLP.

23.2    -      The consent of James V. Derrick, Jr., Esq., is contained in his opinion filed as Exhibit 5 hereto.

24      -      Powers of Attorney of certain directors of Enron Corp.

----------

*    Incorporated by reference as indicated.